Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Orbital Tracking Corp. (the “Company”)  on Form 10-Q  for the period ended March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David Phipps, Chief Executive Officer and Chairman of the Company and Theresa Carlise, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer) duly certifies pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results operations of the Company.

Dated: May 16, 2016	By:	/s/ David Phipps
David Phipps
Chief Executive Officer, and Chairman (Principal Executive Officer)

/s/ Theresa Carlise
Theresa Carlise
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.